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                                                                 EXHIBIT 10.29.3

                             [HOME INTERIORS LOGO]


TO:        Barbara Hammond

FROM:      Joey Carter

CC:        Pat Sinclair, Director of Human Resources

DATE:      12/13/00

Re:        Employment with Home Interiors and Gifts, Inc.

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Barbara, for purpose of our employment files, I wanted to update the previous memo from Tina Simon dated July 14, 2000. This letter confirms our discussions earlier this month concerning your continued participation as Vice Chairman of the Board and your employment with Home Interiors as an Advisor to the Chief Executive Officer. Effective, January 1, 2001, you will receive $5,000 monthly less applicable taxes and deductions, plus reimbursement for normal and customary expenses. Home Interiors will continue to provide for lease payments for Unit 1434A of the Bonaventure Condos. You will remain eligible for all medical benefits and 401k participation. We have also specifically agreed that you or the Company may terminate your employment at any time, for any reason, upon reasonable notice.


Thank you again and if this correctly states your understanding of the Agreement, please sign two (2) copies and return one to me.


AGREED and ACCEPTED:                   APPROVED:


/s/ BARBARA HAMMOND                            /s/ JOEY CARTER
-----------------------------          -----------------------------------------
    Barbara Hammond                                Joey Carter




                                      MEMO